As filed with the Securities and Exchange Commission on November 15, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Model N, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0528806
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

777 Mariners Island Boulevard, Suite 300

San Mateo, California 94404

(650) 610-4600

(Address of Principal Executive Offices)

2013 Employee Stock Purchase Plan

(Full title of the plan)

David Barter

Chief Financial Officer

Model N, Inc.

777 Mariners Island Boulevard, Suite 300

San Mateo, California 94404

(Name and address of agent for service)

(650) 610-4600

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Vetter, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500	Errol H. Hunter, Esq., Vice President and General Counsel Model N, Inc. 777 Mariners Island Boulevard, Suite 300 San Mateo, California 94404 (650) 610-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00015 par value per share
—To be issued under the 2013 Employee Stock Purchase Plan	586,477(2)	$11.95(3)	$7,008,401(3)	$873(3)
Total	586,477	N/A	$7,008,401	$873

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Represents additional shares of Common Stock reserved for issuance under the Registrant’s 2013 Employee Stock Purchase Plan as of October 1, 2017.

(3)

Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on November 8, 2017, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2013 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Model N, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register:

(i)

586,477 additional shares of Common Stock under the Registrant’s 2013 Employee Stock Purchase Plan (“ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares reserved for issuance under the ESPP on October 1, 2017.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 20, 2013 (Registration No. 333-187388). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

a)

the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the Commission on November 15, 2017 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
c)

the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-35840) filed with the Commission on March 18, 2013, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-35840	3.1	5/10/2013

4.2	Amended and Restated Bylaws of the Registrant	10-Q	001-35840	3.2	5/10/2013

4.3	Form of Registrant’s Common Stock certificate	S-1/A	333-186668	4.01	3/7/2013

5.1	Opinion of General Counsel (including consent)					X

23.1	Consent of General Counsel (contained in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2013 Employee Stock Purchase Plan	S-8	333-187388	99.4	3/20/2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Mateo, State of California, on this 15th day of November 2017.

MODEL N, INC.

By:	/s/ David Barter
David Barter
SVP, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Zack Rinat and David Barter, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Zack Rinat Zack Rinat	Founder and Chief Executive Officer (Principal Executive Officer)	November 15, 2017

/s/ David Barter David Barter	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 15, 2017

Additional Directors:

/s/ Tim Adams	Director	November 15, 2017
Tim Adams
/s/ David Bonnette David Bonnette	Director	November 15, 2017

/s/ Baljit Dail	Director	November 15, 2017
Baljit Dail

/s/ Melissa Fisher Melissa Fisher	Director	November 15, 2017

/s/ Alan Henricks	Director	November 15, 2017
Alan Henricks

/s/ Charles Robel Charles Robel	Director	November 15, 2017